Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Becky Herrick	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
866-508-4969	415-433-3777	503-235-8241
Investorrelations@pacificethanol.net		paulk@pacificethanol.net

Pacific Ethanol, Inc. REPORTS record Fourth Quarter
and Year-End 2013 FINANCIAL RESULTS

o	Reported record quarterly gross profit, operating income and adjusted EBITDA
o	Reported record annual net sales, gross profit, operating income and adjusted EBITDA
o	Announced plan to restart Madera plant in the second quarter of 2014
o	Paid off $23.7 million in debt since the beginning of the fourth quarter of 2013

Sacramento, CA, February 26, 2014 – Pacific Ethanol, Inc. (NASDAQ: PEIX), the leading marketer and producer of low-carbon renewable fuels in the Western United States, reported its financial results for the three- and twelve-months ended December 31, 2013.

Neil Koehler, the company’s president and CEO, stated: “Our fourth quarter 2013 results cap-off a year of record financial performance and significant progress for Pacific Ethanol. During 2013, we diversified our feedstock with sorghum and beet sugar, we added new revenue streams with corn oil separation, and we continued to drive cost efficiencies at the plants. These efforts, in combination with a better market environment for ethanol, translated into significant improvements in revenue, margins and Adjusted EBITDA on a year-over-year basis. In light of this progress, we plan to restart operations at our Madera, California ethanol facility in the second quarter of 2014.”

Financial Results for the Three Months Ended December 31, 2013

Net sales were $215.3 million for the fourth quarter of 2013, compared to $197.0 million for the fourth quarter of 2012. The increase in net sales was attributable to an increase in production gallons sold, slightly offset by a reduction in our average sales price per gallon.

Gross profit was a record $21.6 million for the fourth quarter of 2013, compared to a gross loss of $4.7 million in the fourth quarter of 2012. The improvement in gross profit was driven by significantly improved production margins and an increase in production gallons sold.

Selling, general and administrative (“SG&A”) expenses were $4.4 million in the fourth quarter of 2013, compared to $2.7 million in the fourth quarter of 2012. The increase in SG&A expenses reflect year-end compensation expense partially driven by higher margins and company profitability.

Operating income for the fourth quarter of 2013 was a record $17.2 million, compared to an operating loss of $7.4 million for the same period in 2012.

Income available to common stockholders for the fourth quarter of 2013 was $8.3 million, compared to a loss of $5.8 million for the fourth quarter of 2012.

Adjusted EBITDA improved to a record $18.3 million for the fourth quarter of 2013, compared to Adjusted EBITDA of negative $2.6 million in the fourth quarter of 2012.

Bryon McGregor, the company’s CFO, stated: “We continue to make significant progress in strengthening our balance sheet. During the fourth quarter, we retired a total of $13.3 million in debt and have subsequently paid down another $10.4 million in plant debt. This deleveraging facilitates our ability to restart our Madera plant, lowers our cost of borrowing and improves our profitability. It also aids in our efforts to refinance our plant debt to further lower our cost of capital and improve liquidity.”

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Financial Results for the Year Ended December 31, 2013

For the full year 2013, net sales were a record $908.4 million, compared to $816.0 million for the same period in 2012. Gross profit was a record $32.9 million for 2013, compared to a gross loss of $19.5 million for 2012. Operating income for 2013 was a record $18.9 million, compared to an operating loss of $31.7 million for the same period in 2012, representing an improvement of $50.6 million year-over-year. Loss available to common stockholders for the full year 2013 was $2.0 million, which included $3.0 million in loss on extinguishment of debt, compared to a loss of $20.3 million for the same period in 2012.

Adjusted EBITDA for the full year 2013 was a record $28.6 million, compared to Adjusted EBITDA of negative $7.5 million for the same period in 2012.

Q4 Results Conference Call

Management will host a conference call at 8:00 a.m. PT/11:00 a.m. ET on February 27, 2014. Neil Koehler, Chief Executive Officer, and Bryon McGregor, Chief Financial Officer, will deliver prepared remarks followed by a question and answer session. The webcast for the call can be accessed from Pacific Ethanol’s website at www.pacificethanol.net. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: (877) 847-6066. International callers should dial 00-1-(970) 315-0267. The pass code will be 2279206#.

If you are unable to listen to the live call, the webcast will be archived for replay on Pacific Ethanol’s website for one year. In addition, a telephonic replay will be available at 2:00 p.m. Eastern Time on Thursday, February 27, 2014 through 11:59 p.m. Eastern Time on Thursday, March 6, 2014. To access the replay, please dial (855) 859-2056. International callers should dial 00-1-(404) 537-3406. The pass code will be 2279206#.

Reconciliation of Adjusted EBITDA to Net Income (Loss)

Management believes that certain financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted EBITDA as unaudited earnings before interest, taxes, depreciation and amortization, noncash loss on extinguishments of debt and fair value adjustments and warrant inducements. The table at the end of this release provides a reconciliation of Adjusted EBITDA to net income (loss) attributed to Pacific Ethanol, Inc. Management provides an Adjusted EBITDA measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (NASDAQ: PEIX) is the leading marketer and producer of low-carbon renewable fuels in the Western United States. Pacific Ethanol also sells co-products, including wet distillers grain (“WDG”), a nutritious animal feed. Serving integrated oil companies and gasoline marketers who blend ethanol into gasoline, Pacific Ethanol provides transportation, storage and delivery of ethanol through third-party service providers in the Western United States, primarily in California, Arizona, Nevada, Utah, Oregon, Colorado, Idaho and Washington. Pacific Ethanol has a 91% ownership interest in New PE Holdco LLC, the owner of four ethanol production facilities. Pacific Ethanol operates and manages the four ethanol production facilities, which have a combined annual production capacity of 200 million gallons. The facilities in operation are located in Boardman, Oregon, Burley, Idaho and Stockton, California, and one idled facility is located in Madera, California. The facilities are near their respective fuel and feed customers, offering significant timing, transportation cost and logistical advantages. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets ethanol from Pacific Ethanol’s managed plants and from other third-party production facilities, and another subsidiary, Pacific Ag. Products, LLC, markets WDG. For more information please visit www.pacificethanol.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, the matters discussed in this press release including, without limitation, the ability of Pacific Ethanol to continue as the leading marketer and producer of low-carbon renewable fuels in the Western United States; our ability to timely restart operations at our Madera, California plant, which will require, among other things, permit renewals, significant capital and successful testing and start-up activities; and the effects of our financial performance and deleveraging on our ability to refinance our plant debt and lower our cost of capital are forward-looking statements and considerations that involve a number of risks and uncertainties. The actual future results of Pacific Ethanol could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, adverse economic and market conditions, including for ethanol and its co-products, and in particular, low-carbon rated ethanol; raw material costs; changes in governmental regulations and policies; and other events, factors and risks previously and from time to time disclosed in Pacific Ethanol’s filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Pacific Ethanol’s Form 10-K filed with the Securities and Exchange Commission on April 1, 2013.

(Tables follow)

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PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Net sales	$215,290	$197,018	$908,437	$816,044
Cost of goods sold	193,694	201,725	875,507	835,568
Gross profit (loss)	21,596	(4,707)	32,930	(19,524)
Selling, general and administrative expenses	4,372	2,741	14,021	12,141
Income (loss) from operations	17,224	(7,448)	18,909	(31,665)
Fair value adjustments and warrant inducements	(2,520)	1,602	(1,013)	1,954
Interest expense, net	(3,688)	(3,669)	(15,671)	(13,049)
Loss on extinguishments of debt	(1,240)	–	(3,035)	–
Other expense, net	(31)	(96)	(352)	(595)
Income (loss) before provision for income taxes	9,745	(9,611)	(1,162)	(43,355)
Provision for income taxes	–	–	–	–
Consolidated net income (loss)	9,745	(9,611)	(1,162)	(43,355)
Net (income) loss attributed to noncontrolling interest in variable interest entity	(1,152)	4,107	381	24,298
Net income (loss) attributed to Pacific Ethanol	$8,593	$(5,504)	$(781)	$(19,057)
Preferred stock dividends	$(319)	$(319)	$(1,265)	$(1,268)
Income (loss) available to common stockholders	$8,274	$(5,823)	$(2,046)	$(20,325)
Net income (loss) per share, basic	$0.55	$(0.60)	$(0.17)	$(2.81)
Net income (loss) per share, diluted	$0.54	$(0.60)	$(0.17)	$(2.81)
Weighted-average shares outstanding, basic	15,081	9,629	12,264	7,224
Weighted-average shares outstanding, diluted	15,293	9,629	12,264	7,224

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PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	December 31,	December 31,
ASSETS	2013	2012
Current Assets:
Cash and cash equivalents	$5,151	$7,586
Accounts receivable, net	35,296	26,051
Inventories	23,386	16,244
Prepaid inventory	12,315	5,422
Other current assets	3,229	2,129
Total current assets	79,377	57,432
Property and equipment, net	155,194	150,409
Other Assets:
Intangible assets, net	3,260	3,734
Other assets	3,218	3,388
Total other assets	6,478	7,122
Total Assets	$241,049	$214,963

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PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	December 31,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2013	2012
Current Liabilities:
Accounts payable – trade	$11,071	$5,104
Accrued liabilities	5,851	2,913
Current portion – capital leases	4,830	–
Current portion – long-term debt	750	4,029
Other current liabilities	5,714	369
Total current liabilities	28,216	12,415

Long-term debt, net of current portion	98,408	117,253
Accrued preferred dividends	3,657	5,852
Capital leases, net of current portion	6,041	–
Warrant liabilities and conversion features	8,215	4,892
Other liabilities	1,611	1,644
Total Liabilities	146,148	142,056

Stockholders’ Equity:
Pacific Ethanol, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: 0 shares issued and outstanding as of December 31, 2013 and 2012 Series B: 927 shares issued and outstanding as of December 31, 2013 and 2012	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 16,126 and 9,789 shares issued and outstanding as of December 31, 2013 and 2012, respectively	16	10
Additional paid-in capital	621,557	582,861
Accumulated deficit	(532,356)	(530,310)
Total Pacific Ethanol, Inc. Stockholders’ Equity	89,218	52,562
Noncontrolling interest in variable interest entity	5,683	20,345
Total Stockholders’ Equity	94,901	72,907
Total Liabilities and Stockholders’ Equity	$241,049	$214,963

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Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended December 31,		Years Ended December 31,
(in thousands) (unaudited)	2013	2012	2013	2012
Net income (loss) attributed to Pacific Ethanol	$8,593	$(5,504)	$(781)	$(19,057)
Adjustments:
Interest expense*	3,138	2,480	13,260	7,042
Extinguishments of debt – noncash	1,240	–	4,850	–
Fair value adjustments	2,520	(1,602)	1,013	(1,954)
Depreciation and amortization expense*	2,768	2,074	10,291	6,463
Total adjustments	9,666	2,952	29,414	11,551
Adjusted EBITDA	$18,259	$(2,552)	$28,633	$(7,506)

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* Adjusted for noncontrolling interest in variable interest entity.

Commodity Price Performance

	Three Months Ended December 31,		Years Ended December 31,
(unaudited)	2013	2012	2013	2012
Ethanol production gallons sold (in millions)	40.5	34.6	149.7	140.6
Ethanol third party gallons sold (in millions)	66.5	67.4	264.2	300.2
Total ethanol gallons sold (in millions)	107.0	102.0	413.9	440.8

Ethanol average sales price per gallon	$2.36	$2.52	$2.59	$2.45
Average CBOT ethanol price per gallon	$1.86	$2.36	$2.25	$2.31

Corn cost – CBOT equivalent	$4.35	$7.39	$5.72	$6.89
Average basis	$1.35	$0.95	$1.60	$1.06
Delivered corn cost	$5.70	$8.34	$7.32	$7.95

Total co-product tons sold (1) (in thousands)	352.8	310.9	1,327.0	1,253.6
Co-product return % (2)	35.2%	28.8%	29.6%	26.8%

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(1) Includes corn oil.
(2) Co-product revenue as a percentage of delivered cost of corn.

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